Exhibit 23.2

Consent of Independent Registered Public Accounting Firm	Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

Classification: Public

We have issued our report dated February 28, 2024, with respect to the consolidated financial statements included in the Annual Report of The Lion Electric Company on Form 40-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-8 being filed with the United States Securities and Exchange Commission of the aforementioned report.

Montreal, Canada

March 4, 2024

Member of Grant Thornton International Ltd	rcgt.com